Workiva Announces Third Quarter 2020 Financial Results
Q3 Subscription and Support Revenue of $75.9 Million, up 20.4% from Q3 2019
Q3 Total Revenue of $88.1 Million, up 18.8% from Q3 2019

AMES, Iowa - November 4, 2020 – Workiva Inc. (NYSE:WK), the company that simplifies complex work, today announced financial results for its third quarter ended September 30, 2020.
"We are pleased with our financial results, which beat guidance for revenue and operating income," said Marty Vanderploeg, Chief Executive Officer. "We executed on our initiatives, resulting in record bookings in the third quarter."
"Both transaction volume and average deal size exceeded our expectations in the third quarter," said Stuart Miller, Chief Financial Officer. "As a result, we are raising guidance for the fourth quarter."
"The global trends of online collaboration and remote work continue to benefit Workiva," said Vanderploeg. "In the third quarter, we saw broad demand across key solutions, particularly in global statutory reporting, management reporting and capital markets."
"We continued to make great progress upgrading customers to our next-generation platform during the third quarter," said Vanderploeg. "Customers accounting for over 90% of our Annual Contract Value have upgraded. The Workiva platform continues to be a key enabler of our growth strategy."
Third Quarter 2020 Financial Highlights
•Revenue: Total revenue for the third quarter of 2020 reached $88.1 million, an increase of 18.8% from $74.2 million in the third quarter of 2019. Subscription and support revenue contributed $75.9 million, up 20.4% versus the third quarter of 2019. Professional services revenue was $12.2 million, an increase of 9.8% compared to the same quarter in the prior year.
•Gross Profit: GAAP gross profit for the third quarter of 2020 was $66.2 million compared with $52.4 million in the same quarter of 2019. GAAP gross margin was 75.2% versus 70.7% in the third quarter of 2019. Non-GAAP gross profit for the third quarter of 2020 was $66.9 million, an increase of 25.6% compared with the prior year's third quarter, and non-GAAP gross margin was 75.9% compared to 71.8% in the third quarter of 2019.
•Results from Operations: GAAP loss from operations for the third quarter of 2020 was $7.0 million compared with a loss of $15.5 million in the prior year's third quarter. Non-GAAP income from operations was $3.6 million, compared with non-GAAP loss from operations of $6.3 million in the third quarter of 2019.
•GAAP Net Loss: GAAP net loss for the third quarter of 2020 was $10.5 million compared with a net loss of $16.1 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.22 compared with a net loss per basic and diluted share of $0.34 in the third quarter of 2019.
•Non-GAAP Net Income/Loss: Non-GAAP net income for the third quarter of 2020 was $2.3 million compared with a net loss of $5.7 million in the prior year's third quarter. Non-GAAP net income per basic and diluted share was $0.05 and $0.04, respectively, compared with a net loss per basic and diluted share of $0.12, in the third quarter of 2019.
•Liquidity: As of September 30, 2020, Workiva had cash, cash equivalents and marketable securities totaling $523.9 million, compared with $488.0 million as of December 31, 2019. Workiva had $345.0 million aggregate principal amount of 1.125% convertible senior notes due in 2026 and $16.2 million of other financing obligations outstanding as of September 30, 2020.
Key Metrics and Recent Business Highlights
•Customers: Workiva had 3,583 customers as of September 30, 2020, a net increase of 129 customers from September 30, 2019.
•Revenue Retention Rate: As of September 30, 2020, Workiva's revenue retention rate (excluding add-on revenue) was 94.9%, and the revenue retention rate including add-on revenue was 110.0%. Add-on revenue includes changes in both solutions and pricing for existing customers.
•Large Contracts: As of September 30, 2020, Workiva had 785 customers with an annual contract value (ACV) of more than $100,000, up 28% from 611 customers at September 30, 2019. Workiva had 383 customers with an ACV of more than $150,000, up 47% from 261 customers in the third quarter of 2019.
Financial Outlook
As of November 4, 2020, Workiva is providing guidance as follows:
Fourth Quarter 2020 Guidance:
•Total revenue is expected to be in the range of $90.2 million to $90.7 million.
•GAAP loss from operations is expected to be in the range of $10.0 million to $9.5 million.
•Non-GAAP income from operations is expected to be in the range of $0.5 million to $1.0 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $0.26 to $0.25.
•Non-GAAP net income per basic share is expected to be in the range of $0.00 to $0.01.
•Net income (loss) per basic share is based on 49.1 million weighted-average shares outstanding.
Full Year 2020 Guidance:
•Total revenue is expected to be in the range of $348.0 million to $348.5 million.
•GAAP loss from operations is expected to be in the range of $42.9 million to $42.4 million.
•Non-GAAP income from operations is expected to be in the range of $3.0 million to $3.5 million.
•GAAP net loss per basic and diluted share is expected to be in the range of $1.11 to $1.10.
•Non-GAAP net income per basic share is expected to be in the range of $0.02 to $0.03.
•Net income (loss) per basic share is based on 48.5 million weighted-average shares outstanding.
"On a preliminary basis, we expect total revenue to exceed $401 million in 2021. We expect the growth rate of revenue from subscription and support to exceed the growth rate of revenue from professional services. In addition, we expect non-GAAP operating loss as a percentage of revenue to be a low single digit in 2021," said Miller.
Workiva has factored into its guidance the expected impacts of COVID-19 on its business and results of operations based on currently available information. Significant variation from these assumptions could cause the company to change its guidance, and it undertakes no obligation to update its assumptions, expectations or guidance. These statements are forward-looking, and actual results may differ materially, as further discussed below under the heading "Safe Harbor Statement."

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter, in addition to discussing the Company’s outlook for the fourth quarter and full year 2020. To access this call, dial 833-968-1977 (U.S. domestic) or 647-689-6649 (international). The conference ID is 4214167. A live webcast of the conference call will be accessible in the "Investor Relations" section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 11, 2020, at 800-585-8367 (U.S. domestic) or 416-621-4642 (international). The replay pass code is 4214167. An archived webcast of this conference call will also be available an hour after the completion of the call in the "Investor Relations" section of the Company’s website at www.workiva.com.

About Workiva
Workiva Inc. (NYSE: WK) simplifies complex work for thousands of organizations worldwide. Customers trust Workiva’s open, intelligent and intuitive platform to connect data, documents and teams. The results: more efficiency, greater transparency and less risk. Learn more at workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and non-cash interest expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release. As it relates to Non-GAAP loss from operations for 2021, described above, the Company has not provided guidance for GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure, because it is unable to predict with reasonable certainty the GAAP loss from operations and its components without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for 2021.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and non-cash interest expense related to our convertible senior notes from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP measures is useful because this interest expense does not represent a cash outflow and is not indicative of our ongoing operational performance. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Terese	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(unaudited)
Revenue
Subscription and support	$75,850	$63,022	$214,907	$179,617
Professional services	12,249	11,157	42,853	38,009
Total revenue	88,099	74,179	257,760	217,626
Cost of revenue
Subscription and support (1)	12,013	10,924	36,264	30,935
Professional services (1)	9,873	10,827	30,262	31,029
Total cost of revenue	21,886	21,751	66,526	61,964
Gross profit	66,213	52,428	191,234	155,662
Operating expenses
Research and development (1)	23,956	22,899	70,458	66,705
Sales and marketing (1)	35,487	32,990	106,874	86,568
General and administrative (1)	13,722	12,017	46,802	33,626
Total operating expenses	73,165	67,906	224,134	186,899
Loss from operations	(6,952)	(15,478)	(32,900)	(31,237)
Interest income	471	1,460	2,832	2,593
Interest expense	(3,572)	(1,959)	(10,689)	(2,832)
Other (expense) and income, net	(387)	24	263	(259)
Loss before provision for income taxes	(10,440)	(15,953)	(40,494)	(31,735)
Provision for income taxes	67	98	351	101
Net loss	$(10,507)	$(16,051)	$(40,845)	$(31,836)
Net loss per common share:
Basic and diluted	$(0.22)	$(0.34)	$(0.85)	$(0.69)
Weighted-average common shares outstanding - basic and diluted	48,840,131	46,731,663	48,188,183	46,048,037

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(unaudited)
Cost of revenue
Subscription and support	$426	$386	$1,293	$1,142
Professional services	272	456	1,062	1,296
Operating expenses
Research and development	2,167	2,265	5,790	6,016
Sales and marketing	2,687	2,203	8,367	6,199
General and administrative	5,049	3,913	18,919	11,276

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$426,132	$381,742
Marketable securities	97,750	106,214
Accounts receivable, net	55,571	60,228
Deferred commissions	17,919	14,108
Other receivables	2,417	2,432
Prepaid expenses and other	9,587	6,508
Total current assets	609,376	571,232
Property and equipment, net	38,231	39,745
Operating lease right-of-use assets	16,631	15,352
Deferred commissions, non-current	17,572	14,977
Intangible assets, net	1,633	1,651
Other assets	4,059	3,439
Total assets	$687,502	$646,396
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,651	$7,057
Accrued expenses and other current liabilities	63,444	49,930
Deferred revenue	182,700	173,617
Current portion of financing obligations	1,429	1,328
Total current liabilities	251,224	231,932
Convertible senior notes, net	287,242	280,601
Deferred revenue, non-current	34,756	32,569
Other long-term liabilities	1,748	1,498
Operating lease liabilities, non-current	18,229	18,564
Financing obligations, non-current	14,805	15,889
Total liabilities	608,004	581,053
Stockholders’ equity
Common stock	48	47
Additional paid-in-capital	474,969	420,170
Accumulated deficit	(396,006)	(355,161)
Accumulated other comprehensive income	487	287
Total stockholders’ equity	79,498	65,343
Total liabilities and stockholders’ equity	$687,502	$646,396

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(10,507)	$(16,051)	$(40,845)	$(31,836)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,160	1,058	3,433	2,932
Stock-based compensation expense	10,601	9,223	35,431	25,929
Recovery of doubtful accounts	(550)	(104)	(191)	(58)
Amortization (accretion) of premiums and discounts on marketable securities, net	106	15	319	(89)
Amortization of debt discount and issuance costs	2,231	1,083	6,641	1,083
Deferred income tax	63	(21)	(68)	(67)
Changes in assets and liabilities:
Accounts receivable	(13,307)	3,579	4,805	21,530
Deferred commissions	(4,818)	(2,106)	(6,381)	(7,968)
Operating lease right-of-use asset	1,019	581	2,992	1,805
Other receivables	224	(417)	29	(470)
Prepaid expenses	(211)	(191)	(3,056)	(3,737)
Other assets	83	(943)	(600)	(2,349)
Accounts payable	(181)	516	(3,255)	160
Deferred revenue	16,182	3,830	11,314	14,112
Operating lease liability	(1,115)	(758)	(3,438)	(2,226)
Accrued expenses and other liabilities	6,819	5,403	12,531	9,828
Net cash provided by operating activities	7,799	4,697	19,661	28,579
Cash flows from investing activities
Purchase of property and equipment	(379)	(663)	(1,763)	(2,860)
Purchase of marketable securities	(7,980)	(54,749)	(45,269)	(95,466)
Sale of marketable securities	—	498	11,423	498
Maturities of marketable securities	16,300	1,500	42,337	20,390
Purchase of intangible assets	(102)	(51)	(253)	(712)
Other	—	(1,000)	—	(1,000)
Net cash provided by (used in) investing activities	7,839	(54,465)	6,475	(79,150)

WORKIVA INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
	(unaudited)
Cash flows from financing activities
Proceeds from option exercises	4,795	5,940	14,253	22,493
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(2,111)	(390)
Proceeds from shares issued in connection with employee stock purchase plan	3,567	2,773	7,227	4,922
Proceeds from the issuance of convertible senior notes, net of issuance costs	—	335,899	—	335,899
Principal payments on capital lease and financing obligations	(335)	(306)	(983)	(901)
Net cash provided by financing activities	8,027	344,306	18,386	362,023
Effect of foreign exchange rates on cash	346	(127)	(132)	88
Net increase in cash and cash equivalents	24,011	294,411	44,390	311,540
Cash and cash equivalents at beginning of period	402,121	94,713	381,742	77,584
Cash and cash equivalents at end of period	$426,132	$389,124	$426,132	$389,124

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Gross profit, subscription and support	$63,837	$52,098	$178,643	$148,682
Add back: Stock-based compensation	426	386	1,293	1,142
Gross profit, subscription and support, non-GAAP	$64,263	$52,484	$179,936	$149,824
As a percentage of subscription and support revenue, non-GAAP	84.7%	83.3%	83.7%	83.4%

Gross profit, professional services	$2,376	$330	$12,591	$6,980
Add back: Stock-based compensation	272	456	1,062	1,296
Gross profit, professional services, non-GAAP	$2,648	$786	$13,653	$8,276
As a percentage of professional services revenue, non-GAAP	21.6%	7.0%	31.9%	21.8%

Gross profit	$66,213	$52,428	$191,234	$155,662
Add back: Stock-based compensation	698	842	2,355	2,438
Gross profit, non-GAAP	$66,911	$53,270	$193,589	$158,100
As percentage of revenue, non-GAAP	75.9%	71.8%	75.1%	72.6%

Cost of revenue, subscription and support	$12,013	$10,924	$36,264	$30,935
Less: Stock-based compensation	426	386	1,293	1,142
Cost of revenue, subscription and support, non-GAAP	$11,587	$10,538	$34,971	$29,793
As percentage of revenue, non-GAAP	13.2%	14.2%	13.6%	13.7%

Cost of revenue, professional services	$9,873	$10,827	$30,262	$31,029
Less: Stock-based compensation	272	456	1,062	1,296
Cost of revenue, professional services, non-GAAP	$9,601	$10,371	$29,200	$29,733
As percentage of revenue, non-GAAP	10.9%	14.0%	11.3%	13.7%

Research and development	$23,956	$22,899	$70,458	$66,705
Less: Stock-based compensation	2,167	2,265	5,790	6,016
Research and development, non-GAAP	$21,789	$20,634	$64,668	$60,689
As percentage of revenue, non-GAAP	24.7%	27.8%	25.1%	27.9%

Sales and marketing	$35,487	$32,990	$106,874	$86,568
Less: Stock-based compensation	2,687	2,203	8,367	6,199
Sales and marketing, non-GAAP	$32,800	$30,787	$98,507	$80,369
As percentage of revenue, non-GAAP	37.2%	41.5%	38.2%	36.9%

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
General and administrative	$13,722	$12,017	$46,802	$33,626
Less: Stock-based compensation	5,049	3,913	18,919	11,276
General and administrative, non-GAAP	$8,673	$8,104	$27,883	$22,350
As percentage of revenue, non-GAAP	9.8%	10.9%	10.8%	10.3%

Loss from operations	$(6,952)	$(15,478)	$(32,900)	$(31,237)
Add back: Stock-based compensation	10,601	9,223	35,431	25,929
Income (loss) from operations, non-GAAP	$3,649	$(6,255)	$2,531	$(5,308)
As percentage of revenue, non-GAAP	4.1%	(8.4)%	1.0%	(2.4)%

Net loss	$(10,507)	$(16,051)	$(40,845)	$(31,836)
Add back: Stock-based compensation	10,601	9,223	35,431	25,929
Add back: Non-cash interest expense related to convertible senior notes	2,231	1,083	6,641	1,083
Net income (loss), non-GAAP	$2,325	$(5,745)	$1,227	$(4,824)
As percentage of revenue, non-GAAP	2.6%	(7.7)%	0.5%	(2.2)%

Net loss per basic and diluted share:	$(0.22)	$(0.34)	$(0.85)	$(0.69)
Add back: Stock-based compensation	0.22	0.20	0.74	0.57
Add back: Non-cash interest expense related to convertible senior notes	0.05	0.02	0.14	0.02
Net income (loss) per basic share, non-GAAP	$0.05	$(0.12)	$0.03	$(0.10)
Net income (loss) per diluted share, non-GAAP	$0.04	$(0.12)	$0.02	$(0.10)

Weighted-average common shares outstanding - basic, non-GAAP	48,840,131	46,731,663	48,188,183	46,048,037
Weighted-average common shares outstanding - diluted, non-GAAP	53,209,214	46,731,663	52,417,046	46,048,037

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2020			Year ending December 31, 2020

Loss from operations, GAAP range	$(10,000)	-	$(9,500)	$(42,900)	-	$(42,400)
Add back: Stock-based compensation	10,500		10,500	45,900		45,900
Income from operations, non-GAAP range	$500	-	$1,000	$3,000	-	$3,500

Net loss per share, GAAP range	$(0.26)	-	$(0.25)	$(1.11)	-	$(1.10)
Add back: Stock-based compensation	0.21		0.21	0.95		0.95
Add back: Non-cash interest expense related to convertible senior notes	0.05		0.05	0.18		0.18
Net income per share, basic, non-GAAP range	$0.00	-	$0.01	$0.02	-	$0.03

Weighted-average common shares outstanding - basic	49,100,000		49,100,000	48,500,000		48,500,000